PROMISSORY NOTE

March 15, 1999                                                       $195,106.04

      FOR VALUE RECEIVED, the undersigned (the "Obligor"), promises to pay to the order of Technology Flavors & Fragrances, Inc., a Delaware corporation, at 10 Edison Street East, Amityville, New York 11701 (the "Payee"), or at such other place as the Payee may designate in writing, the principal sum of One Hundred Ninety-Five Thousand One Hundred Six and 04/100 Dollars ($195,106.04), and all accrued and unpaid interest thereon, in accordance with the terms and provisions of this Promissory Note (the "Note"). The Obligor shall pay interest on the unpaid principal amount hereof outstanding from time to time outstanding at a rate per annum equal to the prime rate reported from time to time by Citibank, N.A.

      Payments of principal and accrued interest on this Note shall be made in three (3) equal installments on each of March 15, 2000, 2001 and 2002. Notwithstanding the foregoing, this Note shall mature and all unpaid principal and interest due hereon shall become immediately due and payable on March 15, 2002. The principal and interest of this Note may be prepaid, at the option of Obligor, in whole or in part at any time. Any prepayment shall be without premium.

      Amounts due under this Note shall be payable, at the option of the
Obligor: (i) in lawful money of the United States of America by check, certified check or in immediately available funds; (ii) by the surrender of shares of common stock, $.01 par value per share, of the Payee (the "Common Stock") which are registered in the name of the Obligor; or (iii) by both clause (i) and clause (ii) of this sentence. The value of such shares of Common Stock shall be determined based on the average of the closing prices of the Common Stock on the OTC Bulletin Board (the "OTC") for the twenty (20) consecutive trading days immediately prior to the date of such payment (the "Market Value"), or, if the Common Stock is not then traded on the OTC, the Market Value of the Common Stock on the Toronto Stock Exchange or such other principal stock exchange as the Common Stock may then be trading, or if the Common Stock is then not publicly traded, at a value determined in the good faith estimate by the Board of Directors of the Payee. In the event a payment of any amounts due hereunder is made pursuant to clause (ii) of the preceding sentence, the certificate or certificates registered in the name of the Obligor representing such number of shares of Common Stock shall be delivered to the Payee, together with stock powers duly executed in blank and in appropriate form for transfer.

      This Note is secured by a pledge of Two Hundred Thousand (200,000) shares of Common Stock of the Payee, registered in the name of the Obligor, pursuant to the terms and conditions of that certain Stock Pledge Agreement, dated the date hereof, by and among the Obligor and the Payee, and this Note shall be entitled to the benefits thereof.

      The Obligor shall pay all costs of collection of this Note, including reasonable attorneys' fees and disbursements and court costs.

      This Note amends and restates all of the promissory notes of the Obligor previously executed in favor of the Payee, including but not limited to those promissory notes listed on Schedule A attached hereto (the "Prior Notes"). Upon execution hereof by the Obligor, the Prior

Notes shall be cancelled and be of no further force and effect, and the Payee shall deliver to the Obligor such notes marked cancelled.

      The Obligor hereby waives presentment for payment, demand, notice of dishonor and protest of this Note. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, including matters of construction, validity and performance. None of the terms or provisions of this Note may be waived, altered, modified or amended except as the Payee may consent thereto in writing.

      This Note contains the entire agreement among the parties with respect to the subject matter hereof and related transactions and supersedes all prior agreements and promissory notes (including the Prior Notes), written or oral, with respect thereto.

      IN WITNESS WHEREOF, the Obligor has executed this Promissory Note as of the date first above written.


                                        ---------------------------------------
                                        Philip Rosner


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

                                   SCHEDULE A

Date of Note                              Principal Amount
------------                              ----------------

September 29, 1994                        $77,100

October 13, 1994                          $15,000

April 13, 1995                            $16,000

November 30, 1995                         $59,425

December 31, 1996                         $23,910
-------------------------------------------------
Total As of December 31, 1996             $191,435

December 31, 1997                         $195,096

December 31, 1998                         $191,976


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